Angel Oak Mortgage REIT, Inc. Reports First Quarter 2024 Financial Results

ATLANTA – May 7, 2024 -- Angel Oak Mortgage REIT, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today reported financial results for the first quarter of 2024.

First Quarter Highlights
•Q1 2024 GAAP net income of $12.9 million, or $0.51 per diluted share of common stock.
•Q1 2024 Distributable Earnings of $2.8 million, or $0.11 per diluted share of common stock.
•GAAP book value increased to $10.55 per share of common stock as of March 31, 2024, up from $10.26 per share of common stock as of December 31, 2023.
•Economic book value increased to $13.78 per share of common stock as of March 31, 2024, up from $13.54 per share of common stock as of December 31, 2023.
•Declared dividend of $0.32 per share of common stock, to be paid on May 31, 2024 to common stockholders of record as of May 22, 2024.

Sreeni Prabhu, Chief Executive Officer and President of Angel Oak Mortgage REIT, Inc., shared "In the first quarter of 2024 we continued with the positive momentum from 2023, as we achieved increased net interest margin for the third consecutive quarter through consistent loan purchases, securitization execution and continued expense management. Further, our commitment to disciplined and thoughtful management of our cost structure helps to reinforce our efforts to drive sustained growth, that translates into consistently improved shareholder value. Specifically, the recent execution of AOMT 2024-4 post quarter end released additional capital to feed earnings growth and current coupon securitizations in the coming quarters. These strong results and outlook are reflective of our execution, which combines with our unique business model to maximize value and strengthen the embedded earnings power of our portfolio. We remain focused on our disciplined approach to acquiring high quality loans at attractive coupons while maintaining adequate liquidity and capital to further strengthen our position in the market."

Portfolio and Investment Activity
•Following quarter end, on April 11, 2024, the Company priced the AOMT 2024-4 securitization as the sole contributor of loans. The Company contributed loans with a scheduled unpaid principal balance of approximately $300 million and a 7.4% weighted average coupon. This securitization reduced the Company’s whole loan warehouse debt by $236 million and reduced financing costs by approximately 100 basis points compared to the financing cost prior to securitization.
•As of March 31, 2024, the weighted average coupon of our residential whole loans portfolio increased to 7.11%, 33 basis points higher than at the end of the fourth quarter 2023.

Capital Markets Activity
•As of March 31, 2024, the Company was party to three loan financing lines which permit borrowings in an aggregate amount of up to $1.1 billion.
•The Company’s total financing capacity as of March 31, 2024, stands at $1.1 billion of which approximately $284 million is drawn, leaving capacity of approximately $766 million for new loan purchases. AOMT 2024-4, executed after March 31, 2024, paid down $236 million of this balance and increased available capital to approximately $1.0 billion.

Balance Sheet
•The Company pragmatically grew the balance sheet amid an uncertain market while protecting liquidity and managing risk, increasing GAAP book value per share by 2.8% and economic book value per share by 1.8% versus the prior quarter.
•The Company held residential mortgage whole loans with fair value of $368.4 million as of March 31, 2024.
•The recourse debt to equity ratio was 1.8x as of March 31, 2024.
oAs of today’s date, our recourse debt to equity Ratio is approximately 0.5x. This reflects the maturity of short-term US Treasuries and their corresponding repurchase agreements held at the end of the first quarter, as well as the subsequent execution of the AOMT 2024-4 securitization.
oOur recourse debt to equity ratio is expected to increase as current-market coupon loans are purchased, but is expected to remain below 2.5x.

Dividend
On May 7, 2024, the Company declared a dividend of $0.32 per share of common stock, which will be paid on May 31, 2024, to common stockholders of record as of May, 22, 2024.

Conference Call and Webcast Information
The Company will host a live conference call and webcast today, May 7, 2024 at 8:30 a.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-877-407-9716
International: 1-201-493-6779

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13745525
The playback can be accessed through May 21, 2024.

Non-GAAP Metrics
Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), excluding (1) unrealized gains and losses on our aggregate portfolio, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by Falcons I, LLC, our external manager (our “Manager”), (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance among our real estate investment trust (“REIT”) peers, but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Distributable Earnings Return on Average Equity is a non-GAAP measure and is defined as annual or annualized Distributable Earnings divided by average total stockholders’ equity. We believe that the presentation of Distributable Earnings Return on Average Equity provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. Additionally, we believe Distributable Earnings Return on Average Equity provides investors with additional detail on the Distributable Earnings generated by our invested equity capital. We believe Distributable Earnings Return on Average Equity as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings Return on Average Equity should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings Return on Average Equity may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings Return on Average Equity may not be comparable to similar measures presented by other REITs.

Economic book value is a non-GAAP financial measure of our financial position. To calculate our economic book value, the portions of our non-recourse financing obligation held at amortized cost are adjusted to fair value. These adjustments are also reflected in our end of period total stockholders’ equity. Management considers economic book value to provide investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for our legally held retained bonds, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for book value per share of common stock or stockholders’ equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition, or state other forward-looking information. The Company’s ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage REIT, Inc.
Angel Oak Mortgage REIT, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform. Additional information about the Company is available at www.angeloakreit.com

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended
	March 31, 2024	March 31, 2023
INTEREST INCOME, NET
Interest income	$ 25,212	$ 23,740
Interest expense	16,633	16,941
NET INTEREST INCOME	8,579	6,799

REALIZED AND UNREALIZED GAINS (LOSSES), NET
Net realized gain (loss) on mortgage loans, derivative contracts, RMBS, and CMBS	(1,422)	(10,843)
Net unrealized gain (loss) on trading securities, mortgage loans, portion of debt at fair value option, and derivative contracts	10,684	10,190
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	9,262	(653)

EXPENSES
Operating expenses	1,999	2,204
Operating expenses incurred with affiliate	515	466
Due Diligence and transaction costs	49	—
Stock compensation	630	541
Securitization costs	174	833
Management fee incurred with affiliate	1,313	1,522
Total operating expenses	4,680	5,616

INCOME (LOSS) BEFORE INCOME TAXES	13,161	530
Income tax expense	287	—
NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS	$ 12,874	$ 530
Other comprehensive income (loss)	1,703	14,804
TOTAL COMPREHENSIVE INCOME (LOSS)	$ 14,577	$ 15,334

Basic earnings (loss) per common share	$ 0.52	$ 0.02
Diluted earnings (loss) per common share	$ 0.51	$ 0.02

Weighted average number of common shares outstanding:
Basic	24,775,815	24,662,737
Diluted	24,965,274	24,925,357

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share and per share data)

	As of:
	March 31, 2024	December 31, 2023
ASSETS
Residential mortgage loans - at fair value	$ 368,446	$ 380,040
Residential mortgage loans in securitization trusts - at fair value	1,201,210	1,221,067
RMBS - at fair value	445,136	472,058
U.S. Treasury securities - at fair value	149,805	149,927
Cash and cash equivalents	39,421	41,625
Restricted cash	2,799	2,871
Principal and interest receivable	10,591	7,501
Other assets	34,547	32,922
Total assets	$ 2,251,955	$ 2,308,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Notes payable	$ 284,002	$ 290,610
Non-recourse securitization obligations, collateralized by residential mortgage loans in securitization trusts	1,146,641	1,169,154
Securities sold under agreements to repurchase	193,493	193,656
Unrealized depreciation on TBAs and interest rate futures contracts - at fair value	889	1,334
Due to broker	359,892	391,964
Accrued expenses	1,119	985
Accrued expenses payable to affiliate	257	748
Interest payable	800	820
Income taxes payable	1,528	1,241
Management fee payable to affiliate	10	1,393
Total liabilities	$ 1,988,631	$ 2,051,905

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value. As of March 31, 2024: 350,000,000 shares authorized, 24,965,274 shares issued and outstanding. As of December 31, 2023: 350,000,000 shares authorized, 24,965,274 shares issued and outstanding.	249	249
Additional paid-in capital	477,698	477,068
Accumulated other comprehensive income (loss)	(3,272)	(4,975)
Retained (deficit) earnings	(211,351)	(216,236)
Total stockholders’ equity	$ 263,324	$ 256,106
Total liabilities and stockholders’ equity	$ 2,251,955	$ 2,308,011

Angel Oak Mortgage REIT, Inc.
Reconciliation of Net Income (Loss) to Distributable Earnings
and Distributable Earnings Return on Average Equity
(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
	(in thousands)
Net income (loss) allocable to common stockholders	$ 12,874	$ 530
Adjustments:
Net unrealized (gains) losses on trading securities	1	(1,605)
Net unrealized (gains) losses on derivatives	(445)	24,536
Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation	(5,147)	6,327
Net unrealized (gains) losses on residential loans	(5,071)	(39,437)
Net unrealized (gains) losses on commercial loans	(22)	(11)
Non-cash equity compensation expense	630	541
Distributable Earnings	$ 2,820	$ (9,119)

Three Months Ended
	March 31, 2024	March 31, 2023
($ in thousands)
Annualized Distributable Earnings	$ 11,280	$ (36,476)
Average total stockholders’ equity	$ 259,715	$ 240,684
Distributable Earnings Return on Average Equity	4.3%	(15.2%)

Angel Oak Mortgage REIT, Inc.
Reconciliation of Stockholders’ Equity to Stockholders’ Equity Including Economic Book Value Adjustments
and Economic Book Value per Common Share
(Unaudited)

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
(in thousands, except for share and per share data)
GAAP total stockholders’ equity	$ 263,324	$ 256,106	$ 231,802	$ 232,676	$ 244,379
Adjustments:
Fair value adjustment for securitized debt held at amortized cost	80,599	81,942	97,592	95,326	89,284
Stockholders’ equity including economic book value adjustments	$ 343,923	$ 338,048	$ 329,394	$ 328,002	$ 333,663

Number of shares of common stock outstanding at period end	24,965,274	24,965,274	24,955,566	24,924,886	24,925,357
Book value per share of common stock	$ 10.55	$ 10.26	$ 9.29	$ 9.34	$ 9.80
Economic book value per share of common stock	$ 13.78	$ 13.54	$ 13.20	$ 13.16	$ 13.39

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

IR Agency Contact:
Nick Teves or Joseph Caminiti, Alpha IR Group
312-445-2870
AOMR@alpha-ir.com

Company Contact:
KC Kelleher, Head of Corporate Finance & Investor Relations
404-528-2684
kc.kelleher@angeloakcapital.com